                                                                EXHIBIT 10.17

                               LAND O'LAKES, INC.
                        RESTATED LONG TERM INCENTIVE PLAN



Land O'Lakes, Inc. (the "Company"), a Minnesota cooperative association, hereby establishes the Land O'Lakes, Inc. Cooperative Value Incentive Plan (the "Plan") in order to provide deferred compensation to certain key employees of the Company effective January 1, 2001. The Company has determined that it is in its interest to provide certain key employees with financial incentives to reward the employees for their performance and to encourage long-term commitment to employment with the Company. These financial incentive awards shall be determined under the terms of this Plan.

                                   ARTICLE 1
                                   DEFINITIONS

         Section 1.1 Definitions. When used in this document with initial capital letters, the following terms have the meanings indicated unless a different meaning is plainly required by the context:

         "Board of Directors" or "Board" means the Board of Directors of the Company.

         "Deferred Compensation Plan" means the Land O'Lakes, Inc. Non-Qualified Deferred Compensation Plan.

         "Disability" means a medically determinable physical or mental condition which is expected to result in death or to be of a long continued and indefinite duration and which renders a Participant unable to engage in any employment or occupation for remuneration for which the Participant is reasonably qualified by reason of the Participant's training, education and experience. The existence or nonexistence of such Disability shall be established by the certificate of a medical doctor selected by or satisfactory to the Company.

         "Economic Commitment" means a Participant's financial stake in the Company as required under Section 3.6.

         "Executive Committee" means the Executive Committee of the Board, to which the Board has delegated authority for administration of the Plan.

         "Incentive Award" means an award made by the Company to a Participant under this Plan as described in Article 3.

         "Option" means an option to purchase Units as described in Section 3.1.

         "Participant" means any employee or individual described in Section
2.1.

         "Participant's Beneficiary" has the meaning set forth in Section 6.3.

         "Plan" means the Land O'Lakes, Inc. Cooperative Value Incentive Plan, as set forth herein, including any amendments hereto, which is maintained by the Company primarily for the purpose of providing financial incentives for certain key employees.

         "Plan Year" means the given fiscal year of the Company for which Incentive Awards are available. Specific Plan Years shall be designated by the specific fiscal year in question.


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         "Retirement" means a voluntary termination of employment by a
Participant on or after the date that will enable the Participant to be eligible to receive an "early" or "normal" retirement benefit under the Company's Employee Retirement Plan.

         "Strike Price" means the price at which a Unit may be purchased as provided in Section 3.4.

         "Unit" means a performance unit used to value contributions made, and benefits received, by Participants under the Plan.

                                   ARTICLE 2
                                  PARTICIPATION

         Section 2.1 Eligibility. The employees of the Company who are eligible to become Participants in the Plan are the Chief Executive Officer of the Company, officers of the Company who have attained the level of a Vice President or above, and any other employees of the Company who are designated by the Chief Executive Officer as eligible to become Participants in the Plan. Persons who are residents of California or any other state(s) determined by the Chief Executive Officer (at his/her sole discretion), will not be eligible to participate in the Plan.

                                   ARTICLE 3
                           NATURE OF INCENTIVE AWARDS

         Section 3.1 Description of Incentive Awards. Annual Incentive Awards will be made in the form of an Option (an "Option") to purchase performance Units ("Units") all as further provided in this Plan. In general, a Participant will receive an Option to purchase a specified number of Units with respect to a particular Plan Year. The Executive Committee shall be responsible for determining the amount of the annual Incentive Award for the Chief Executive Officer. The Chief Executive Officer shall be responsible for determining the level and annual Incentive Award for all other Participants (including those new employees of the Company who become Participants during a Plan Year). In general, the number of Options available to a Participant each year as an Incentive Award shall be within the following guidelines:

             Level of Participant                    Incentive Award
             --------------------                    ---------------
             Chief Executive Officer                 Amount determined by Executive Committee
             Level 1 Officer                         Options to Purchase up to 7,000 Units
             Level 2 Officer                         Options to Purchase up to 3,000 Units
             Level 3 Officer                         Options to Purchase up to 1,500 Units
             Level 4 Non-Officer                     Options to Purchase up to 1,500 Units

Notwithstanding the foregoing, the Chief Executive Officer may make Incentive Awards in excess of the amount set forth above. The Chief Executive Officer shall report annually to the Executive Committee with regard to the participating Participants and the Incentive Awards made to each Participant under this Plan. The total of all Incentive Awards granted to Participants for a given Plan Year shall not exceed Options to purchase 200,000 Units.

         Section 3.2 Vesting of Incentive Awards. The Options to purchase Units granted under Section 3.1 shall vest over four (4) years with the first 25% of the Options to be vested on December 31 of the Plan Year in which the Incentive Award is made, and the remaining 75% of the Options vesting in 25% increments on December 31 of the three (3) succeeding years. Notwithstanding the foregoing, in the event a Participant's employment status with the Company changes, the special vesting rules set forth in Article 5 shall apply.

         Section 3.3 Option Exercise Period. A Participant may exercise an Option to purchase Units between the date the Option is vested and the March 31 following the ten (10) year anniversary date of the original grant of the Incentive Award. The exercise of an Option to purchase Units must occur between January 1 and March 31 of a given year. The Option may be exercised in whole or in part. Options not exercised within the ten (10) year Option period shall lapse and the Participant shall have no further rights with respect to lapsed Options.


         Section 3.4 Valuation of Units. Units to be issued under the Plan shall be initially valued as of December 31 of the year immediately preceding the year for which the Incentive Award is granted. The initial valuation shall be used to establish the price at which a Participant may exercise an Option to purchase the Units (the "Strike Price"). The Strike Price shall be fixed at the time of the Incentive Award, regardless of the date upon which the Option becomes vested or is exercised by the Participant. The annual valuation of Units shall also be used to establish the value of any Units to be redeemed that year, as further provided in Articles 4 and 5. The valuation of Units shall be determined in accordance with the following formula:


                           Enterprise Value:                  8 x 5-Year Average EBIT
                                                              (Earnings Before Interest and Taxes)

                           Less:                              5-Year Average Long-Term
                                                              Debt and Capital Securities

                           Plus:                              5-Year Average Cash to Members
                                                              (Patronage Plus Equity Redemption)

                           Equals:                            Total Equity Value

                           Divided By:                        10-Million

                           Equals:                            Value per Unit

         Section 3.5 Purchase of Units.

                  (a) A Participant may exercise his or her Option to purchase Units by providing written notice to the Company on a form provided by the Company. The written notice shall specify the number of Units to be purchased by the Participant and the specific Options to which the Units relate. The notice of an exercise of an Option shall specify the manner in which the Participant elects to pay for the Units as further provided in Section 3.5(b). The notice must be received by the Company within the January 1 through March 31 exercise period set forth in
         Section 3.3.

                  (b) Upon exercising an Option to purchase Units, the Participant shall pay to the Company an amount equal to the Strike Price multiplied times the number of Units to be purchased. The total purchase price may be paid by the Participant to the Company through any one of, or a combination of, the following methods:

                           (i) A Participant may pay in cash or other immediately available funds.

                           (ii) A Participant may agree to reduce his/her deferred compensation account under the Deferred Compensation Plan. Such reductions shall first be taken from Participant's "mandatory deferrals" under the Deferred Compensation Plan and then from Participant's "elective deferrals" under the Deferred Compensation Plan.

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

                           (iii) A Participant may utilize the appreciated value of Options to acquire Units for the Participant's account under the Plan. The value of the Units acquired will equal the appreciated value of the Options exchanged for the Units. It a Participant elects this method, the Participant will purchase Units by exchanging a selected number of Options for Units based on the following formula:

                                                  U = (1 - SP/V) x O

                                    Where:

                                    U = Number of Units that may be acquired
                                        with the number of Options exchanged
                                    V = The current value of a Unit
                                    O = The number of Options exchanged
                                    SP = The Strike Price of an Option

                                    Example 1: If a Participant holds 1,000
                                    vested Options having a Strike Price of $100 per Unit and the current value of Units is $160 per Unit, the Participant may exchange 1,000 Options with an appreciated value of $60,000 ($60 x 1,000 Options) to acquire 375
                                    Units having a value of $60,000 (375 x
                                    $160).

                                    Example 2: If a Participant holds 1,000
                                    vested Options having a Strike Price of $100 per Unit and the current value of Units is $200 per Unit, the Participant may exchange 1,000 Options with an appreciated value of $100,000 ($100 x 1,000 Options) to acquire
                                    500 Units having a value of $100,000 (500 x
                                    $200).

                  (c) At such time as a Participant exercises an Option to purchase Units, the Company shall establish an "account" under the Plan in the name of the Participant to reflect the number of Units held by such Participant.

         Section 3.6 Economic Commitment. Each Participant will be expected to maintain a financial stake in the Company (the "Economic Commitment") in order to receive the benefits associated with the appreciation of Units. A Participant's Economic Commitment shall be accomplished by (i) the purchase of Units, in which case the Economic Commitment shall be measured by the then current value of Units owned by the Participant; or (ii) the appreciation in the value of vested Options, in which case the Economic Commitment shall be measured by the difference between the Strike Price of the vested Options and the current value of the Units if the Options are exercised; or (iii) a combination of (i) and (ii). A Participant will be expected to achieve the Economic Commitment within seven (7) years of becoming a Participant in the Plan. The size of a Participant's Economic Commitment will be commensurate with the Participant's level within the Company (such level to be determined by the Chief Executive Officer pursuant to Section 3.1) as provided in the following table:

              Level of Participant              Economic Commitment
              --------------------              -------------------
              Chief Executive Officer           3 x Base Compensation
              Level 1 Officer                   2 x Base Compensation
              Level 2 and 3 Officers            1 x Base Compensation
              Level 4 Non-Officer               No expected Economic Commitment

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As a Participant moves from one level to another, the amount of the Economic
Commitment and the number of years in which it is to be achieved shall be revised accordingly. Notwithstanding the obligation to maintain the Economic Commitment, in the event a Participant's employment status changes, the provisions set forth in Article 5 of the Plan shall define the rights of the Participant with respect to participation in the Plan. If a Participant has not achieved the Economic Commitment within the seven (7) year period, or does not maintain the Economic Commitment thereafter, no further Incentive Awards shall be made under this Plan until the Economic Commitment has been achieved.

                                   ARTICLE 4
                                  DISTRIBUTIONS

         Section 4.1 Voluntary Distributions. A Participant who remains an employee of the Company may request a distribution from the Plan through the redemption of Units owned by the Participant. A request for a distribution must be made between January 1 and March 31 of a given year. The value of a Unit will be determined at the time of redemption as described in Section 3.4. The actual distribution to a Participant upon redemption shall be equal to the then current value of a Unit multiplied by the number of Units to be redeemed. A request for distribution must be made on forms to be provided by the Company and must specify the specific Units to be redeemed. Until a Participant has achieved the required Economic Commitment, the Participant may not redeem Units having a value in excess of 50% of the appreciated value of the cumulative total of all Units previously purchased by the Participant from the inception of the Plan. At such time as a Participant has achieved the required Economic Commitment, a Participant may redeem any Units in excess of the Economic Commitment.

         Section 4.2 Distribution Limitations.

                  (a) In the event that the Participant receives a distribution with respect to Units that were purchased through a reduction in the Participant's account under the Deferred Compensation Plan as provided in Section 3.5(b)(i) of this Plan, then upon such distribution the original purchase price for the Units will be recredited to the Participant's account under the Deferred Compensation Plan and the remaining value of the Units (the appreciation) shall be distributed in cash as provided in Section 4.3 of this Plan.

                  (b) In the event that the Participant receives a distribution with respect to Units that were purchased through an exchange of Options having an appreciated value as provided in Section 3.5(b)(ii) of this Plan, then upon such distribution the original purchase price for the Units will be retained in the Participant's account under this Plan and the remaining value of the Units (the appreciation) shall be distributed in cash as provided in Section 4.3 of this Plan. The portion of the value of the Units that is retained in a Participant's account under this paragraph shall be credited with a return that is equal to the return being earned by participants in the Deferred Compensation Plan.

         Section 4.3 Distribution Requirements.

                  (a) Subject to the limitations provided in Section 4.2, payment to or on behalf of a Participant with regard to a distribution under the Plan shall be made in a lump sum payment of cash. Upon payment, the Participant shall have no further interest in the Units that have been redeemed, and the Participant shall have no further right to any increase in the value of the Units.

                  (b) The Company shall have the right to deduct any federal or state taxes required by law to be withheld from all distributions made pursuant to the Plan.

                  (c) The payment by the Company to the Participant shall be made as soon as it is administratively feasible after a request for a distribution, unless Participant has made an election to defer such distribution under this Plan. If such an election has been made, no payment shall be made directly to the Participant, but the amount otherwise payable to the Participant shall be allocated to the Deferred Compensation Plan for the benefit of the Participant. A Participant's election under this subsection must be made at the time of, or prior to, the exercise of the Option to purchase the Units that are presently being redeemed. Further, in no event will any such election be effective if it precedes the Participant's termination of employment with the Company by less than one (1) year.

                  (d) Notwithstanding any other provision of the Plan to the contrary, if, at any time, a court or the Internal Revenue Service determines that an amount awarded under the Plan, but not yet distributed to a Participant, is includible in the gross income of a Participant and subject to tax, the Executive Committee may, in its sole discretion, permit a lump sum cash distribution of an amount equal to the amount determined to be included in the Participant's gross income. The number of Units held by a Participant shall be reduced on a "last in, first out" basis to the extent of any such distribution.


                                   ARTICLE 5
                           CHANGE IN EMPLOYMENT STATUS

         Section 5.1 Termination of Employment. In the event a Participant's employment with the Company is terminated for any reason, except death, Disability, or Retirement, the Participant shall cease to be a Participant in the Plan as of the date of termination, except as otherwise provided in this Section. Upon such termination of employment:

                  (a) Any Options of the Participant that are vested as of the date of termination of employment may be exercised no later than 45 days following the date of termination. The Options shall be exercised as provided in Section 3.5 of the Plan.

                  (b) Any unvested Options held by the Participant shall be forfeited as of the date of the termination of employment.

                  (c) Any Units owned by the Participant (including those Units related to Options exercised following termination as provided above) must be redeemed by the Participant no later than 45 days following the date of termination. Any Units held by the Participant that are not redeemed as of such date will be redeemed by the Company effective as of such date. Any redemption shall be in accordance with the procedure set forth in Section 4.1. Upon redemption, the valuation of the Units and the distribution to the Participant shall occur as set forth in Sections 3.4, 4.2, and 4.3, respectively; provided, that, the value of the Units shall be determined as of December 31 of the year prior to the termination.

         Section 5.2 Retirement. In the event a Participant's employment with the Company is terminated as a result of the Participant's Retirement, the Participant shall cease to be a Participant in the Plan as of the date of Retirement, except as otherwise provided in this Section. Upon such termination of employment:

                  (a) Any Incentive Award made with respect to the year of Retirement shall be prorated to the Retirement date.

                  (b) In the event that a Participant's termination of employment results from "normal" Retirement it shall be the general rule that any unvested Options will be permitted to vest in the normal sequence; provided that, the vesting schedule shall be accelerated with respect to the final year of vesting such that all Options shall vest no later than December 31 of the third year following the award. In the event a Participant's termination of employment results from "early" Retirement, it shall be the general rule that the Participant will forfeit any unvested Options. Notwithstanding the foregoing, the Chief Executive Officer (or the Executive Committee in the case of the Retirement of the Chief Executive Officer) shall have the discretion to depart from the general rules, in such manner as may be determined in his/her sole discretion, to permit all or any portion of the unvested Options to vest in the normal sequence or to cause any unvested Options to be forfeited by the Participant.

                  (c) Any Options of the Participant that are vested as of the date of Retirement must be exercised on or before the third March 31 following the date of Retirement; provided that, if the Retirement occurs between January 1 and March 31, the Options must be exercised on or before the fourth March 31 following the date of Retirement. Vested Options must be exercised within the period of January 1 through March 31 of a given year as provided in Section 3.5.

                  (d) Any Units owned by the Participant (including those Units related to Options exercised following Retirement) must be redeemed by the Participant no later than the third March 31 following the date of Retirement; provided that, if the Retirement occurs between January 1 and March 31, the Units must be redeemed on or before the fourth March 31 following the date of Retirement. Any Units not redeemed by the Participant as of such date will be redeemed by the Company as of such date. Any redemption shall be in accordance with the procedure set forth in Section 4.1. Upon redemption, the valuation of the Units and the distribution to the Participant shall occur as set forth in Sections 3.4, 4.2, and 4.3, respectively.

         Section 5.3 Disability. In the event that a Participant's employment status with the Company has changed as a result of Participant's Disability, the Participant shall cease to be a Participant in the Plan as of the date of such status change, except as otherwise provided in this Section. Upon such status change:

                  (a) Any Incentive Award made with respect to the year of the status change shall be prorated.

                  (b) Any Options previously issued to the Participant shall vest in the normal sequence based upon the date upon which they were issued; provided that, the vesting schedule shall be accelerated with respect to the final year of vesting such that all Options shall vest no later than December 31 of the third year following the award.

                  (c) Any Options of the Participant must be exercised on or before the third March 31 following the date of the status change; provided that, if the Status Change occurs between January 1 and March 31, the Options must be exercised on or before the fourth March 31 following the date of the status change. Vested Options must be exercised within the period of January 1 through March 31 of a given year as provided in Section 3.5.

                  (d) Any Units owned by the Participant (including those Units related to Options exercised following the status change) must be redeemed by the Participant no later than the third March 31 following the date of the status change; provided that, if the status change occurs between January 1 and March 31, the Units must be redeemed on or before the fourth March 31 following the date of the status change. The Company will redeem any Units not redeemed by the Participant as of such date. Any redemption shall be in accordance with the procedure set forth in Section 4.1. Upon redemption, the valuation of the Units and the distribution to the Participant shall occur as set forth in Sections 3.4, 4.2, and 4.3, respectively.

                  (e) In the event the disabled Participant returns to work prior to the third March 31 following the change of employment status, the provisions of this Section 5.3 shall no longer apply and the Participant's participation in the Plan shall be restored to the predisability condition.

         Section 5.4 Death. In the event that a Participant's employment with the Company is terminated as a result of the Participant's death, the Participant shall cease to be a Participant in the Plan as of the date of death, except as otherwise provided in this Section. Upon Participant's death:

                  (a) Any unvested Options held in the name of the deceased Participant shall be forfeited as of the date of death.

                  (b) Any Options of the deceased Participant that were vested as of the date of Participant's death must be exercised by Participant's Beneficiary on or before March 31 following the Participant's death. Vested Options must be exercised within the period of January 1 through March 31 of a given year as provided in Section 3.5.

                  (c) Any Units owned by the deceased Participant (including those Units related to Options exercised by the Participant's Beneficiary following death) must be redeemed on behalf of the Participant no later than the March 31 following the date of death. Any Units not redeemed on behalf of the deceased Participant as of such date will be redeemed by the Company as of such date. Any redemption shall be in accordance with the procedure set forth in Section 4.1. Upon redemption, the valuation of the Units and the distribution to the Participant shall occur as set forth in Sections 3.4, 4.2, and 4.3, respectively.

                                   ARTICLE 6
                               NON-TRANSFERABILITY

         Section 6.1 Anti-alienation of Options and Units. Options granted to a Participant and Units purchased by a Participant, and any rights and privileges pertaining thereto, may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process; and no interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

         Section 6.2 Incompetent Participants. If any Participant has been declared incompetent and a conservator or other person legally charged with the care of such Participant or of his or her estate has been appointed, any distribution under the Plan to which the Participant is entitled shall be paid to such conservator or other person legally charged with the care of the Participant or his or her estate. Except as provided above, when the Company has determined that a Participant is unable to manage his or her affairs, the Company may provide for such distribution or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such Participant. Any such distribution shall be a payment for the account of such Participant and a complete discharge of any liability of the Company and the Plan therefor.

         Section 6.3 Designated Beneficiary. In the event of a Participant's death prior to the distribution of any amounts payable under the Plan, the payment of any amounts on behalf of the Participant under the Plan shall be made to the Participant's Beneficiary designated on a form provided to the Participant by the Company (the "Participant's Beneficiary"). If no such beneficiary has been designated, payments shall be made to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law; or in the event that there shall be no such representative duly appointed and qualified within six (6) months after the date of death of such deceased Participant, then to such persons as, at the date of the Participant's death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

                                   ARTICLE 7
                           ADMINISTRATION OF THE PLAN

         Section 7.1 Administrator. The administrator and named fiduciary of the Plan shall be the Company.

         Section 7.2 Authority of Administrator. The Company shall have authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate, to temporarily suspend the Plan, to adopt, establish and revise rules, procedures and regulations relating to the Plan, to determine the conditions subject to which the value of any Incentive Awards that may be made or payable, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Company shall have the duty and responsibility of maintaining records, making the requisite calculations and dispersing payments hereunder. The Company's determinations, interpretations, regulations and calculations shall be final and binding on all persons and parties concerned. The Chief Executive Officer of the Company shall be the agent of the Plan for the service of legal process in accordance with
Section 502 of the Employee Retirement Income Security Act of 1974, as amended.

         Section 7.3 Operation of Plan. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Company shall be responsible for the expenses incurred in the administration of the Plan. The Company shall also be responsible for determining eligibility for payments and the amounts payable pursuant to the Plan. The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan. The procedures for filing claims for payments under the Plan are described below.

         Section 7.4 Claims Procedures.

                  (a) It is the intent of the Company to make distributions under the Plan without the Participant having to complete or submit any claims forms other than notices contemplated by the Plan. However, a Participant who believes he or she is entitled to a payment under the Plan may submit a claim for such payment in writing to the Company. Any claim must be made by the Participant or his or her beneficiary in writing and state the claimant's name and the nature of the payment to be made under the Plan on a form acceptable to the Company. If for any reason a claim under this Plan is denied by the Company, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, specific references to the pertinent provisions under the Plan on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and information on the procedures to be followed by the claimant in obtaining a review of his or her claim, all written in a manner reasonably understandable to the claimant. For this purpose: (i) the claimant's claim shall be deemed to be filed when presented orally or in writing to the Claims Manager and (ii) the Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

                  (b) The claimant shall have 60 days following his or her receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant's representative may review pertinent documents and submit written issues and comments.

                  (c) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of the claimant's claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner reasonably understandable to the claimant, as well as specific references to the pertinent provisions in the Plan on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 7.4.

                  (d) For claims procedures purposes, the "Claims Manager" shall be the Company.

         Section 7.5 Participant's Address. Each Participant shall keep the Company informed of his or her current address and the current address of his or her beneficiary. The Company shall not be obligated to search for any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one (1) additional year after such three-year period has elapsed, or, within three (3) years after the actual death of a Participant, the Company is unable to locate any designated beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefits shall be irrevocably forfeited.

         Section 7.6 Liability. Notwithstanding any of the provisions of the Plan to the contrary, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Company or any such employee or agent of the Company.



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


                                   ARTICLE 8
                            MISCELLANEOUS PROVISIONS

         Section 8.1 No Employment Rights. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

         Section 8.2 Unfunded and Unsecured. The Plan shall at all times be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts hereunder. Any funds with respect to payment to be made hereunder shall continue for all purposes to be part of the general assets of the Company and available to the general creditors of the Company in the event of the Company's bankruptcy (when the Company is involved in a pending proceeding under the Federal Bankruptcy Code) or insolvency (when the Company is unable to pay its debts as they mature). No Participant or any other person shall have any interests in any particular assets of the Company by reason of the right to receive a benefit under the Plan and to the extent the Participant or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any general unsecured creditor of the Company. The Plan constitutes a mere promise by the Company to make payments to the Participants in the future. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that any funds in any trust or the assets of the Company will be sufficient to pay any benefit hereunder. Furthermore, no Participant shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.

         Section 8.3 Plan Provisions. Except when otherwise required by the context, any singular terminology shall include the plural.

         Section 8.4 Severability. If a provision of the Plan shall be held to be illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         Section 8.5 Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Minnesota shall apply with respect to this Plan.

         Section 8.6 Successor to Company. In the event there is a successor or assignee to or of the Company, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all (at least 85% of the assets or the common stock) of the Company, the Company, in its sole discretion, may either cash out or require such successor or assignee to assume and agree to perform the Company's obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had occurred or terminate the Plan pursuant to the provisions of
Article 10. If a successor or assignee assumes the Plan pursuant to this Section 8.6, the term "Company," as used in the Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the Company which by reason hereof becomes bound by the terms and provisions of the Plan.

         Section 8.7 Authority of CEO. Except in cases where the responsibilities are reserved to the Board or Executive Committee under this Plan, the Chief Executive Officer of the Company (or his designee) may act on behalf of the Company under this Plan.



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

                                    ARTICLE 9
                                    AMENDMENT

The Company reserves the power to alter, amend or wholly revise or terminate the Plan at any time and from time to time by the action of the Board and the interest of each Participant is subject to the powers so reserved. An amendment shall be authorized by the Board or Executive Committee and shall be stated in an instrument in writing signed in the name of the Company by a person or persons authorized by the Board. After the instrument has been so executed, the Plan shall be effectively amended in the manner therein set forth, and all Participants shall be bound thereby. No amendment to the Plan may alter, impair, or reduce the methodology for valuation of Incentive Awards (Options and Units) of Participants that have been awarded under the Plan prior to the effective date of such amendment without the written consent of the affected Participants.

                                   ARTICLE 10
                               TERMINATION OF PLAN

The Company may at any time terminate the Plan by action of the Board. No further Incentive Awards will be granted after the date of termination of the Plan. The Termination of the Plan shall not alter, impair, or reduce the benefits of a Participant that have been awarded prior to the effective date of such termination, without the written consent of the affected Participant. Provided, however, upon termination of the Plan, the Company shall have the option to redeem all outstanding interests of the Participants in the Plan. The Company shall exercise such option by providing written notice to each Participant. Upon providing such notice, all unvested Options outstanding under the Plan shall immediately vest and each Participant shall have thirty (30) days in which to exercise all, or a portion of, such Participant's outstanding Options to purchase Units pursuant to the procedures set forth in Section 3.5. The Participants shall forfeit any Options that are not exercised within such thirty-day period. Thereafter, the Company shall redeem all outstanding Units held by Participants (including those Units purchased by Participants within the aforementioned thirty-day period) and the Participants shall have no further rights or benefits under the Plan. The valuation of Units so redeemed and the distribution to the Participants shall occur as set forth in Sections 3.4, 4.2, and 4.3, respectively.



In Witness Whereof, this Restatement is effective as of ________, 2002.

                                               LAND O'LAKES

                                               BY:  ________________________

                                               TITLE: _______________________


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